Exhibit 10.13

Swap Transaction (Revision)

The purpose of this letter agreement is to confirm the amendment of the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.
(“JPMorgan”)

and

MILACRON INCORPORATED
(the “Counterparty”)

on the Trade Date and identified by the JPMorgan Deal Number specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 28 July 2004, as amended and supplemented from time to time (the “Agreement”), between JPMORGAN CHASE BANK, N.A. (“JPMorgan”) and MILACRON INCORPORATED (the “Counterparty”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	0500085004641

Notional Amount:	USD 50,000,000.00

Trade Date:	30 July 2004

Effective Date:	3 August 2004

Termination Date:	15 November 2009, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	JPMorgan

Fixed Rate Payer Payment Dates:	The 15 November and 15 May in each year, from and including 15 November 2004 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.
Fixed Rate:	11.50000 percent

Fixed Rate Day Count Fraction:	30/360

Business Days:	New York, London

Floating Amounts:

Floating Rate Payer (Seller):	Counterparty

Floating Rate Payer Payment Dates:	The 15 November and 15 May in each year, from and including 15 November 2004 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention, and there will be an adjustment to the Calculation Period.

Floating Rate Option:	USD-LIBOR-BBA, except that

From and including 15 May 2005 to but excluding the Termination Date:

(i) if the Floating Rate determined is equal to or less than 3.45 percent, exclusive of Spread, the Floating Rate for that Calculation Period shall be 4.132 percent.

(ii) if the Floating Rate determined is equal to or greater than 4.132 percent but less than 6.00 percent, exclusive of Spread, the Floating Rate for the Calculation Period shall be 4.132 percent.

Designated Maturity:	6 Month

Spread:	Plus 7.21000 percent

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The last day in each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York, London

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.

B. EARLY TERMINATION

Optional Early Termination:	Applicable

Option Style:	European

Exercise Business Day:	New York, London

Procedure for Exercise

Exercise Dates:	Five Exercise Business Days preceding 10 December 2007

Exercise Period:	9:00 a.m. to 11:00 a.m. New York time

Partial Exercise:	Inapplicable

Multiple Exercise:	Inapplicable

Written Confirmation of Exercise:	Applicable

Settlement Terms

Cash Settlement:	Applicable

Cash Settlement Valuation Time:	11:00 a.m. New York Time

Business Days for Valuation:	New York, London

Cash Settlement Payment Date:	Five Exercise Business Days following the Exercise Date

Cash Settlement Method:	Cash Price

Cash Settlement Currency:	USD

Cash Settlement Reference Banks:	As defined in the Definitions

Quotation Rate:	Mid

C. ACCOUNT DETAILS

Payments to JPMorgan in USD:	JPMORGAN CHASE BANK NA
JPMORGAN CHASE BANK NA
BIC: CHASUS33XXX
AC No: 099997979

Payments to Counterparty in USD:	As per your standard settlement instructions.

D. OFFICES

JPMorgan:	NEW YORK

Counterparty:	CINCINNATI

E. DOCUMENTS TO BE DELIVERED

Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.

F. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 0500085004641

JPMorgan Chase Bank, N.A.

/s/ Carmine Pilla

Name:	Carmine Pilla

Title:	Vice President

Accepted and confirmed as of the date
first written:
MILACRON INCORPORATED

/s/ John C. Francy

Name:	John C. Francy

Title:	VP & Treasurer

Your reference number:

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts
JPMorgan Contact	Telephone Number

Client Service Group	(001) 3026344960

Group E-mail address:
Facsimile: Telex:	(001) 8888033606
Cable:

Please quote the JPMorgan deal number(s): 0500085004641.